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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-85648, 333-71974, and 333-58474), and
Form S-8 (File No. 333-64168) of Raytheon Company of our report dated
January 24, 2002, except as to the first paragraph of Note A, the second, sixth, ninth, tenth, eleventh, and twelfth paragraphs of Note B, the fourth paragraph of Note C, and the information in Note T, as to which the date is March 12, 2002, relating to the consolidated financial statements, which appears in this Form 8-K.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 28, 2002